Exhibit 10.2
McCann FitzGerald
SOLICITORS
Dated the 27 day of October 2005
EUROPEAN ELECTRONIC TEST CENTRE
to
DORVILLE HOMES LIMITED
DEED OF ASSIGNMENT
re: Premises at Abbey Road
Dunlaoghaire Co. Dublin
MCCANN FITZGERALD
2 Harbourmaster Place
International Financial Services Centre
Dublin I

McCann FitzGerald
SOLICITORS
THIS DEED OF ASSIGNMENT is made on the 27 October 2005
BETWEEN
1.	EUROPEAN ELECTRONIC TEST CENTRE having its registered office at P.O. Box 27 1, Grand Cayman Islands, British West Indies (“the Vendor” which expression shall where the context so admits or requires include its successors in title) of the one part and

2.	DORVILLE HOMES LMMTED having its registered office at 24-26 City Quay, Dublin 2 (“the Purchaser” which expression shall where the context admits or requires include its successors in title) the other part.
RECITALS:
1. By Lease dated the 21th day of February 1949 (“the Lease”) and made between Clara Espinasse of the first part Arthur James Beatty of the second part, Anthony Boyland and Patrick Boyland of the third part (registered in the Registry of Deeds Dublin on the 4th day of March 1949 Book 11 No. 44) a plot of ground described in the First Schedule hereto and portion of which is intended to be hereby assigned was demised to the said Anthony Boyland and Patrick Boyland for the term of 200 years from the 29th day of September 1948 subject to the yearly rent of €74 and subject to the covenants on the part of the lessee and the conditions therein contained.
2. By a Deed dated the 7th day of May 1954 supplemental to the Lease (registered in the Registry of Deeds Dublin on the 25th day of May 1954 Book 35 No. 116) and made between the said Clara Espinasse of the one part and Christopher G. Cooney Limited of the other part the covenants and conditions in the Lease were varied and the rent reserved by the Lease was increased by the additional yearly rent of €41.00.
3. By a further Deed dated the 23rd day of September 1960 supplemental to the Lease (registered in the Registry of Deeds Dublin on the 14th day of October 1960 Book 61 No. 112) and made between the said Clara Espinasse of the one part and the said Christopher G. Cooney Limited of the part the covenants and conditions contained in the Lease were thereby further amended to allow the said Christopher G. Cooney Limited to erect factory premises on a portion of the ground demised by the Lease in accordance with plans and specifications approved by the Lessor’s architect and the yearly rent reserved by the Lease was increased by the additional yearly rent of €15.00.
4. By Deed of Assignment dated the 16th day of November 1960 (“the 1960 Assignment”) and made between the said Christopher G. Cooney Limited of the first part The Governor and Company of the Bank of Ireland of the second part and Warner-Lambert (Ireland) Limited of the third part (registered in the Registry of Deeds on the 16th January 1961 Book 4 No. 34) the plot of ground forming portion of the lands demised by the Lease and being the premises intended to be hereby assigned were assigned to Warner-Lambert (Ireland) Limited for the residue of the term of years granted by the Lease subject to the rents thereby reserved but indemnified in manner appearing in the 1960 Assignment subject to the covenants on the part of the lessee (other than for payment of rent) and the conditions contained in the Lease as varied by the herein recited Supplemental Deeds insofar as same related to the premises thereby assigned.

McCann FitzGerald
SOLICITORS
5. Warner-Lambert (Ireland) Limited with the consent of the Minister for Industry and Commerce changed its name to Warner-Lambert Ireland Limited on the 14th day of March 1968.
6. Warner-Lambert Ireland Limited erected a factory premises on the lands the subject matter of the 1960 Assignment in accordance with plans and specifications approved by the Lessor’s architect.
7. By Deed of Assignment dated the 9th day of May 1985 and made between Warner Lambert Ireland Limited of the one part and the Vendor of the other part (registered in the Registry of Deeds on the 4th day of March 1986 Book 27 No. 18) the plot of ground forming portion of the lands demised by the Lease and being the premises intended to be hereby assigned were assigned to the Vendor for the residue of the term of years granted by the Lease subject to the rents thereby reserved but indemnified in manner appearing in the 1960 Assignment subject to the covenants on the part of the lessee (other d= for payment of rent) and the conditions contained in the Lease as varied by the herein recited Supplemental Deeds insofar as same related to the premises thereby assigned.
8. The Vendor has agreed with the Purchaser for the sale to it of the hereditaments and premises described in the Second Schedule hereto and forming portion of the lands demised by the Lease for the price or sum of €8,850,000 free, from encumbrances.
NOW THIS DEED WITNESSES that in pursuance of the said agreement and in consideration of the payment by the Purchaser to the Vendor of the sum of €8,850,000 (die receipt whereof the Vendor hereby acknowledges) the Vendor as beneficial owner HEREBY ASSIGNS unto the Purchaser ALL THIS AND THOSE the hereditaments and premises described in the Second Schedule hereto TO HOLD the same unto the Purchaser for all the residue of the term of years granted by the Lease subject to the rents reserved by the Lease and the within recited Supplemental Deeds but indemnified fully against same by virtue of the indemnities contained in the 1960 Assignment and subject to the covenants on the part of the Lessee contained in the Lease insofar as the premises hereby assigned is concerned but otherwise free from encumbrances.
AND THE PURCHASER HEREBY COVENANTS with the Vendor that it will henceforth during the continuance of the term created by the Lease perform and observe the covenants on the part of the Lessee (other than for payment of rent) and the conditions on the part of the Lessee contained in the Lease insofar as same relate to the premises hereby assigned and will at all time keep the Vendor effectually indemnified against all actions proceedings costs claims damages and expenses by reason or on account of any breach nonperformance or non-observance of the said covenants or conditions or any of them in respect of the premises hereby assigned
And for the consideration aforesaid the Vendor HEREBY ASSIGNS unto the Purchaser the benefit of the acknowledgment and undertaking for the production of title documents contained in the 1960 Assignment

IT IS HEREBY CERTIFIED that section 29 (conveyance on sale combined with building agreement for dwellinghouse/apartment) of the Stamp Duties Consolidation Act, 1999, does not apply to this instrument.
IT IS HEREBY FURTHER CERTIFIED by Dorville Homes Limited being the person becoming entitled to the entire beneficial interest in the Premises hereby assured that it is a body corporate incorporated in the Member State which is a contracting party to the European Economic Area Agreement and has its registered office, central administration or principal place of business within the territory of those States and as such is a qualified person within the meaning of Section 45 of the Land Act, 1965
IN WITNESS whereof the parties hereto have executed this deed on the day and year first above written.
FIRST SCHEDULE
Premises demised by the Lease
“ALL THAT AND THOSE part of the lands of Kill-of-the-Grange in the Barony of Rathdown and County of Dublin with the frontage of three hundred and eighty feet to Abbey Road and in breadth in the rere on the West side Four Hundred and four feet and in depth from front to rere on the North side Three hundred and thirty feet and on the South side Three hundred and twenty-nine feet be the said several admeasurements more or less which said premises are shown on the plan annexed to these presents and thereon edged with red.”
SECOND SCHEDULE
Premises hereby assigned
“ALL THAT AND THOSE that portion of the premises demised by the Lease and described in the First Schedule hereto as are described in and assigned by the 1960 Assignment and are therein described as “ALL THAT plot of ground part of the lands of Kill-of-the-Grange known as the Espinasse Estate Ground containing approximately sixty-seven thousand square feet as more particularly delineated and edged red on the plant hereto annexed situate in the Barony of Rathdown and County of Dublin.”

PRESENT when the Common Seal of
EURAPEAN ELECTRONICS TEST
CENTRE was affixed hereto:	:/s/ Yong Siew Wai
Director

:/s/ Martin Kelly
Director

Witness:
:/s/ Paul Murphy
TS Brookwood Avenue
Artane
Dublins